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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                     ---------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): MARCH 11, 2003
                                                  --------------

                               HEALTH GRADES, INC.
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                 (Exact Name of Registrant Specified in Charter)

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

            DELAWARE                            0-22019                    62-1623449
--------------------------------       ------------------------        -------------------
 (State or Other Jurisdiction of       (Commission File Number)         (I.R.S. Employer
         Incorporation)                                                Identification No.)

       44 UNION BOULEVARD, SUITE 600
            LAKEWOOD, COLORADO                        80228
-----------------------------------------           ----------
 (Address of Principal Executive Offices)           (Zip Code)

Registrant's telephone number, including area code: (303) 716-0041
                                                    --------------


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Item 5.  Other Events

Pursuant to a Stock and Warrant Repurchase Agreement, dated March 11, 2003, between Health Grades, Inc. (the "Company") and Chancellor V, L.P. ("Chancellor"), the Company repurchased from Chancellor 12,004,333 shares of its common stock and warrants to purchase 1,971,820 shares of its common stock for a total purchase price of $500,000. Chancellor initially acquired the common stock and warrants from the Company in two private transactions in 2000 and 2001. Immediately prior to the Company's repurchase of its securities, Chancellor's ownership of Company common stock represented 33% of the Company's outstanding common stock, and Chancellor's ownership of Company common stock and warrants represented 36% of the Company's total outstanding common stock (assuming full exercise of the warrants held by Chancellor, but assuming no exercise of any other warrants or options). As a result of the transaction, the Company believes that Chancellor no longer holds any equity securities in the Company.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                           HEALTH GRADES, INC.
                                                 (Registrant)

                                           By: /s/ ALLEN DODGE
                                               --------------------------------
                                               Allen Dodge
                                               Senior Vice President - Finance/
                                               Chief Financial Officer


Dated:     March 18, 2003


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